EXHIBIT 10.1
Summary of Nonemployee Director Compensation

On August 27, 2018, the Board of Directors of The Boeing Company (the “Company”) approved increases in the (a) annual retainer in deferred stock units for nonemployee directors from $180,000 to $200,000, (b) Lead Director annual retainer from $30,000 to $35,000, and (c) Finance Committee chair annual retainer from $15,000 to $20,000. Each increase will be effective January 1, 2019. The remaining components of nonemployee director compensation remain unchanged from the amounts described in the Company’s proxy statement for its 2018 annual meeting of shareholders.

COMPENSATION OF NONEMPLOYEE DIRECTORS
Effective January 1, 2019

Annual Cash Retainer	$135,000

Annual Retainer in Deferred Stock Units	$200,000

Lead Director Annual Retainer	$35,000

Audit Committee Chair Annual Retainer	$25,000

Compensation Committee Chair Annual Retainer	$20,000

Governance, Organization and Nominating Committee Chair Annual Retainer	$20,000

Finance Committee Chair Annual Retainer	$20,000

Special Programs Committee Chair Annual Retainer	$15,000